EXHIBIT 10.31

Lease Agreement

1. Identification of Landlord and Tenants. This Agreement is made and entered into on September 22, 2022, between Know Labs, Inc., for itself and its current and future subsidiaries (“Tenants”), and Phil Bosua (“Landlord”). Each Tenant is jointly and severally liable for the payment of rent and performance of all other terms of this Agreement.

2. Identification of Premises and Occupants. Subject to the terms and conditions set forth in this Agreement, Landlord rents to Tenants, and Tenants rent from Landlord, 1,700 square feet of the total 2,134 square feet of premises located at 58969 Carmelita Circle, Yucca Valley, CA 92284, inclusive of 1 office, access to common space, kitchen, and bathroom (the Leased Premises”). The Leased Premises shall be occupied by the undersigned Tenants, their employees, and consultants.

3. Limits on Use and Occupancy. The Leased Premises are to be used as a work space and temporary housing for employees and consultants who travel to utilize the Leased Premises, and for no other purpose without Landlord’s prior written consent. Occupancy by guests for more than twenty days in any six-month period is prohibited without Landlord’s written consent and shall be considered a breach of this Agreement.

4. Defining the Term of the Tenancy. The term of the rental shall retroactively begin on September 1, 2021, and shall expire on September 30, 2023 (“Term”). Following the initial Term, this Agreement shall continue on a month-by-month basis, with 30 days advance notice by either party to terminate this Agreement and vacate the Leased Premised. Should Tenants vacate before expiration of the term, Tenants shall be liable for the balance of the rent for the remainder of the term, less any rent Landlord collects or could have collected from a replacement tenant by reasonably attempting to re-rent.

5. Amount and Schedule for the Payment of Rent. Tenants shall pay to Landlord a monthly rent of $7,000, payable in advance on the 1st day of each month, except when that day falls on a weekend or legal holiday, in which case rent is due on the next business day. Rent shall be paid to Phil Bosua.

a.	The form of payment shall be: ☑ personal check ☐ certified funds or money.

b.

On signing this Agreement, Tenants shall pay to Landlord for the period of September 1, 2021, through September 1, 2022, the sum of $91,500 as rent, payable in arrears, which includes the $500 security deposit referenced in paragraph 8.

6. Late Charges. Tenants shall pay Landlord a late charge if Tenants fail to pay the rent in full within 10 days after the date it is due. The late charge shall be 5% of monthly rent, plus $10.00 for each additional day that the rent continues to be unpaid. The total late charge for any one month shall not exceed $500.00. Landlord does not waive the right to insist on payment of the rent in full on the date it is due.

7. Returned Check and Other Bank Charges. In the event any check offered by Tenants to Landlord in payment of rent or any other amount due under this Agreement is returned for lack of sufficient funds, a “stop payment” or any other reason, Tenants shall pay Landlord a returned check charge in the amount of $25.00 for first incident, and $35.00 the second time, and certified payment must be made after 2 checks returned.

8. Amount and Payment of Deposits. On signing this Agreement, Tenants shall pay to Landlord the sum equal to $500 as a security deposit. Tenants may not, without Landlord’s prior written consent, apply this security deposit to the last month’s rent or to any other sum due under this Agreement. Within three weeks after Tenants have vacated the Leased Premises, Landlord shall furnish Tenants with an itemized written statement of the reasons for, and the dollar amount of, any of the security deposit retained by the Landlord, along with a check for any deposit balance. Under Section 1950.5 of the California Civil Code, Landlord may withhold only that portion of Tenants’ security deposit necessary to: (1) remedy any default by Tenants in the payment of rent; (2) repair damages to the Leased Premises exclusive of ordinary wear and tear; (3) clean the Leased Premises if necessary to restore it to the same level of cleanliness it was in at the beginning of the tenancy; and (4) remedy any default by tenants, under this agreement, to restore, replace, or return any of Landlord’s personal property mentioned in this agreement, including but not limited to the property referred to in Clause 11. Per California State Law, no interest shall be due or accrue related to the security deposit.

1

9. Utilities. Landlord shall be responsible for payment of all utility charges, including gas or electric meter of the entire Leased Premises.

10. Prohibition of Assignment and Subletting. Tenants shall not sublet any part of the Leased Premises or assign this Agreement without the prior written consent of Landlord.

11. Condition of the Premises. Tenants agree to: (1) keep the Leased Premises clean and sanitary and in good repair and, upon termination of the tenancy, to return the Leased Premises to Landlord in a condition identical to that which existed when Tenants took occupancy, except for ordinary wear and tear; (2) immediately notify Landlord of any defects or dangerous conditions in and about the Leased Premises of which they become aware; and (3) reimburse Landlord, on demand by Landlord, for the cost of any repairs to the Leased Premises, including Landlord’s personal property therein, damaged by Tenants or their guests or invitees through misuse or neglect.

Tenants acknowledge that they have examined the Leased Premises, including appliances, fixtures, carpets, drapes and paint, and have found them to be in good, safe and clean condition and repair, except as noted in check list dated: ___________________________.

12. Possession of the Leased Premises. If, after signing this Agreement, Tenants fail to take possession of the Leased Premises, they shall still be responsible for paying rent and complying with all other terms of this Agreement. In the event Landlord is unable to deliver possession of the Leased Premises to Tenants for any reason not within Landlord’s control, including, but not limited to, failure of prior occupants to vacate or partial or complete destruction of the Leased Premises, Tenants shall have the right to terminate this Agreement. In such event, Landlord’s liability to Tenants shall be limited to the return of all sums previously paid by Tenants to Landlord.

13. Animals. THERE WILL BE NO ANIMALS, unless authorized by a separate written Pet Addendum to this Residential Lease Agreement. Tenant shall not permit any animal, including mammals, reptiles, birds, fish, rodents, or insects on the property, even temporarily, unless otherwise agreed by a separate written Pet Agreement. If tenant violates the pet restrictions of this Lease, Tenant will pay to Landlord a fee of $5 per day per animal for each day Tenant violates the animal restrictions as additional rent for any unauthorized animal. Tenant is responsible and liable for any damage or required cleaning to the Property caused by any unauthorized animal and for all costs Landlord may incur in removing or causing any unauthorized animal to be removed.

14. Landlord’s Access for Inspection and Emergency. Landlord or Landlord’s agents may enter the Leased Premises in the event of an emergency or to make repairs or improvements, supply agreed services, show the Leased Premises to prospective buyers or tenants, and conduct an initial move-out inspection requested by tenants. Except in cases of emergency, Tenants’ abandonment of the Leased Premises or court order, Landlord shall give Tenants reasonable notice of intent to enter and shall enter only during regular business hours of Monday through Friday from 9:00 a.m. to 6:00 p.m. and Saturday from 10:00 a.m. to 1:00 p.m.

15. Extended Absences by Tenants. Tenants agree to notify Landlord in the event that they will be away from the Leased Premises for ten (10) consecutive days or more. During such absence, Landlord may enter the premises at times reasonably necessary to maintain the property and inspect for damage and needed repairs.

16. Prohibitions Against Violating Laws and Causing Disturbances. Tenants shall be entitled to quiet enjoyment of the Leased Premises. Tenants and their guests or invitees shall not use the Leased Premises or adjacent areas in such a way as to: (1) violate any law or ordinance, including laws prohibiting the use, possession or sale of illegal drugs; (2) commit waste or nuisance; or (3) annoy, disturb, inconvenience or interfere with the quiet enjoyment and peace and quiet of any other tenant or nearby resident.

2

17. Repairs and Alterations.

a.

Tenants shall not, without Landlord’s prior written consent, alter, re-key or install any locks to the Leased Premises or install or alter any burglar alarm system. Tenants shall provide Landlord with a key or keys capable of unlocking all such rekeyed or new locks as well as instructions on how to disarm any altered or new burglar alarm system.

b.

Except as provided by law or as authorized by the prior written consent of Landlord, Tenants shall not make any repairs or alterations to the Leased Premises. Landlord will not unreasonably withhold consent for such repairs, but will not authorize repairs that require advanced skill or workmanship or that would be dangerous to undertake. Landlord will not authorize repairs unless such repairs are likely to return the item or element of the rental to its pre-damaged state of usefulness and attractiveness.

18. Damage to the Premises. In the event the Leased Premises are partially or totally damaged or destroyed by fire or other cause, the following shall apply:

a.

If the Leased Premises are totally damaged and destroyed, Landlord shall have the option to: (1) repair such damage and restore the premises, with this Agreement continuing in full force and effect, except that Tenants’ rent shall be abated while repairs are being made; or (2) give written notice to Tenants terminating this Agreement at any time within thirty (30) days after such damage, and specifying the termination date; in the event that Landlord gives such notice, this Agreement shall expire and all of Tenants’ rights pursuant to this Agreement shall cease.

b.

Landlord shall have the option to determine that the Leased Premises are only partially damaged by fire or other cause. In that event, Landlord shall attempt to repair such damage and restore the Leased Premises within thirty (30) days after such damage. If only part of the Leased Premises cannot be used, Tenants must pay rent only for the usable part, to be determined solely by Landlord. If Landlord is unable to complete repairs within thirty (30) days, this Agreement shall expire and all of Tenants’ rights pursuant to this Agreement shall terminate at the option of either party.

c.

In the event that Tenants, or their guests or invitees, in any way caused or contributed to the damage of the premises, Landlord shall have the right to terminate this Agreement at any time, and Tenants shall be responsible for all losses, including, but not limited to, damage and repair costs as well as loss of rental income.

d.	Landlord shall not be required to repair or replace any property brought onto the Leased Premises by Tenants.

19. Tenants’ Financial Responsibility and Renters’ Insurance. Tenants agree to accept financial responsibility for any loss or damage to personal property belonging to Tenants and their guests and invitees caused by theft, fire or any other cause. Landlord assumes no liability for any such loss. Landlord recommends that Tenants obtain a renters’ insurance policy from a recognized insurance firm to cover Tenants’ liability, personal property damage and damage to the Leased Premises.

20. Payment of Attorney Fees in a Lawsuit. In any action or legal proceeding to enforce any part of this Agreement, the prevailing party shall not recover reasonable attorney fees and court costs.

3

21. State Database Disclosure. Notice: The California Department of Justice, sheriff’s departments, police departments serving jurisdictions of 200,000 or more and many other local law enforcement authorities maintain for public access a database of the locations of persons required to register pursuant to paragraph (1) of subdivision (a) of Section 290.4 of the Penal Code. The database is updated on a quarterly basis and is a source of information about the presence of these individuals in any neighborhood. The Department of Justice also maintains a Sex Offender Identification Line through which inquiries about individuals may be made. This is a “900” telephone service. Callers must have specific information about individuals they are checking. Information regarding neighborhoods is not available through the “900” telephone service. (Civil Code §2079.10a)

22. Grounds for Termination of Tenancy. The failure of Tenant or Tenant’s guests or invitees to comply with any term of this Agreement, or the misrepresentation of any material fact on Tenant’s Rental Application, are grounds for termination of the tenancy, with appropriate notice to Tenant and procedures as required by law.

23. Megan’s Law. Notice: The California Department of Justice, sheriff’s departments, police departments serving jurisdictions of 200,000 or more and many other local law enforcement authorities maintain for public access data base (www.meganslaw.ca.gov) of the locations of persons required to register pursuant to paragraph (1) of subdivision (a) of Section 290.4 of the Penal Code. The database is updated on a quarterly basis and is a source of information about the presence of these individuals in any neighborhood. The Department of Justice also maintains a Sex Offender Identification Line through which inquiries about individuals may be made. This is a “900” telephone service. Callers must have specific information about individuals they are checking. Information regarding neighborhoods is not available through the “900” telephone service.

24. House Rules. Tenant shall comply with all house rules, and a violation of any of the house rules is considered a breach of this Agreement.

25. Indemnification. Landlord shall not be liable for any damage or injury of or to the Tenant, Tenant’s family, guests, invitees, agents or employees or to any person entering the Leased Premises or the building of which the Leased Premises are a part or to goods or equipment, or in the structure or equipment of the structure of which the Leased Premises are a part, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any and all claims or assertions of every kind and nature.

26. Incorporation of Documents. By this reference, Tenants application, inspection checklist, house rules and any supplement hereto, receipt of a copy is acknowledged by Tenant, are incorporated herein and made part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

Landlord: Phil Bosua

By: /s/ Phil Bosua________________________________________________	9/22/2022
Phil Bosua	Date

Tenant: Know Labs, Inc.

By /s/ Ron Erickson :______________________________________________	9/22/2022
Ron Erickson	Date
Its: Chairman & Founder

4

Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards

Lead Warning Statement

HOUSING BUILT BEFORE 1978 MAY CONTAIN LEAD-BASED PAINT. LEAD FROM PAINT, PAINT CHIPS, AND DUST CAN POSE HEALTH HAZARDS IF NOT MANAGED PROPERLY. LEAD EXPOSURE IS ESPECIALLY HARMFUL TO YOUNG CHILDREN AND PREGNANT WOMEN. BEFORE RENTING PRE-1978 HOUSING, LESSORS MUST DISCLOSE THE PRESENCE OF KNOWN LEAD-BASED PAINT AND/OR LEAD-BASED PAINT HAZARDS IN THE DWELLING. LESSEES MUST ALSO RECEIVE A FEDERALLY APPROVED PAMPHLET ON LEAD POISONING PREVENTION.

Lessor’s Disclosure

(a) Presence of lead-based paint and/or lead-based paint hazards (check (i) or (ii) below):

(i) ______ Known lead-based paint and/or lead-based paint hazards are present in the housing (explain).

__________________________________________________________________________________

__________________________________________________________________________________

(ii) ____X____ Lessor has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b) Records and reports available to the lessor (check (i) or (ii) below):

(i) ______ Lessor has provided the lessee with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below).

__________________________________________________________________________________

__________________________________________________________________________________

(ii) ____X____ Lessor has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Lessee’s Acknowledgment (initial)

(c) ________ Lessee has received copies of all information listed above.

(d) ________ Lessee has received the pamphlet Protect Your Family from Lead in Your Home.

Agent’s Acknowledgment (initial)

(e) ________ Agent has informed the lessor of the lessor’s obligations under 42 U.S.C. 4852d and is aware of his/her responsibility to ensure compliance.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

Lessor	Date

Lessee	Date

5

ASBESTOS DISCLOSURE

Disclosed Pursuant to California Safety

Asbestos is a common building material that may be present in many buildings constructed prior to 1981. The United States Environmental Protection Agency (EPA) has determined the mere presence of asbestos materials does not post a health risk to residents and that such materials are safe as long as they are not disturbed or dislodged in a manner that causes the asbestos fibers to be released. Sanding, scraping, pounding and other remodeling techniques that release dust may cause asbestos particles to become airborne.

EPA rules do not require the material to be removed. Federal law requires that reasonable precautions are taken to minimize the chance of damage or disturbance of asbestos containing materials. Tenant(s) acknowledge that this is a WARNING that the Leased Premises may contain asbestos and may expose him/her to a chemical known to cause cancer.

Tenant(s) agree that no improvements, alterations, modifications, or repairs to the premises shall be made without the express approval of the Landlord. This approval will depend upon acceptance of a written plan of protection from the release of or exposure to asbestos.

Tenant(s) may hang only pictures and other wall ornaments with hangers that are less than 1⁄4” diameter.

Tenant(s) will notify the Landlord immediately where there exists a hole larger than 1⁄4” diameter, evidence of a water leak, and/or any appearance of crumbling or peeling in the wallboard or ceilings.

(Landlord must check one)

_____ Landlord discloses any known information concerning asbestos hazards located in or around the following areas of the Leased Premises.

__X__ Landlord has no knowledge of asbestos and/or asbestos hazards located in or around the Lease Premises.

Landlords Signature: __________________________________________ Date: _________

Tenant’s Signature: ___________________________________________ Date: _________

6